Marvell Appoints Three New Independent Directors to its Board

SANTA CLARA, Calif. – November 12, 2026 - Marvell Technology, Inc. (NASDAQ: MRVL), a leader in data infrastructure semiconductor solutions, today announced the appointment of Donna C. Morris, Douglas R. Bettinger, and Sasan K. Goodarzi as independent directors, effective November 12, 2026. The appointments expand Marvell’s Board from seven to ten directors, adding extensive executive leadership experience and deep expertise in technology, finance, talent strategy, and scaling global businesses. Mr. Bettinger has also been appointed to Marvell’s Audit Committee and Ms. Morris and Mr. Goodarzi have been appointed to Marvell’s Executive Compensation Committee.

“Marvell is entering an extraordinary period of growth as demand for AI infrastructure continues to accelerate,” said Matt Murphy, Chairman and CEO of Marvell. “Donna, Doug, and Sasan are exceptional leaders who have helped shape and guide some of the world’s most successful companies. Their collective experience, strategic insight, and proven ability to lead at scale will bring tremendous value to our Board as we execute our strategy and capitalize on the opportunities ahead. I’m thrilled to welcome all three to Marvell and look forward to working with them.”

Ms. Morris serves as Executive Vice President and Chief People Officer of Walmart Inc., where she leads the company’s global people strategy and serves on its executive committee. Prior to joining Walmart, she spent nearly 18 years at Adobe Inc., holding senior leadership positions including Chief Human Resources Officer and Executive Vice President, Employee Experience. Ms. Morris previously served on Marvell’s Board from 2018 to 2020. Her deep expertise in talent strategy, leadership development, and organizational culture will be valuable as Marvell continues to grow revenue and expand its workforce while preserving its unique culture.

Mr. Bettinger serves as Executive Vice President and Chief Financial Officer of Lam Research Corporation. Prior to joining Lam Research in 2013, he served as Senior Vice President and Chief Financial Officer of Avago Technologies (now Broadcom Inc.), Vice President of Finance and Corporate Controller at Xilinx, and Chief Financial Officer of 24/7 Customer. Earlier in his career, he held several senior finance positions at Intel Corporation. With extensive semiconductor industry experience as a CFO and senior executive, Mr. Bettinger brings a proven track record of financial leadership and operational excellence from helping guide some of the industry's leading technology companies through growth and innovation. He currently serves on the board of directors of Lattice Semiconductor Corporation, where he is a member of the Audit Committee.

Mr. Goodarzi serves as Chairman and Chief Executive Officer of Intuit Inc. Since becoming CEO in 2019, he has led Intuit’s transformation into a financial intelligence platform powering prosperity for its customers while more than tripling its revenue. Prior to serving as CEO, he held several senior leadership roles at Intuit, including Executive Vice President and General Manager of both the Small Business Group and the Consumer Tax Group. Earlier in his career, he served as Global President of the Products Group at Invensys and held senior leadership positions at Honeywell. Drawing on decades of leadership across global organizations, Mr. Goodarzi brings significant operational and management expertise from guiding large-scale businesses through growth and transformation.

About Marvell
To deliver the data infrastructure technology that connects the world, we’re building solutions on the most powerful foundation: our partnerships with our customers. Trusted by the world’s leading technology companies for over 30 years, we move, store, process and secure the world’s data with semiconductor solutions designed for our customers’ current needs and future ambitions. Through a process of deep collaboration and transparency, we’re ultimately changing the way tomorrow’s enterprise, cloud and carrier architectures transform—for the better.

# # #

Marvell and the M logo are trademarks of Marvell or its affiliates. Please visit www.marvell.com for a complete list of Marvell trademarks. Other names and brands may be claimed as the property of others.

This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future events, results or achievements. Actual events, results or achievements may differ materially from those contemplated in this press release. Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict, including those described in the “Risk Factors” section of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by us from time to time with the SEC. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and no person assumes any obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact
George Millington
Marvell
pr@marvell.com